UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 10, 2005

                        Brainstorm Cell Therapeutics Inc.
             (Exact name of registrant as specified in its charter)

         Washington                  333-61610                 912061053
(State or other jurisdiction        (Commission              (IRS Employer
     of incorporation)              File Number)            Identification No.)

                           1350 Avenue of the Americas
                               New York, NY 10019
               (Address of principal executive offices) (Zip Code)

    Registrant's telephone number, including area code       212-557-9000

                                       N/A
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 5.02(a) and (b)   Departure of Directors or Principal Officers;

On November 10, 2005, our President and Chief Executive Officer, Dr. Yaffa Beck, resigned from her positions as officer and director of the company. Mr. Yoram Drucker, the Company's Chief Operating Officer, has assumed Dr. Beck's responsibilities as the Registrant's principal executive officer effective immediately and our Board of Directors has initiated a search for a new CEO. The Board is also in discussions with Dr. Robert Shorr, a director, regarding his potential joining the company as Interim CEO until the search is completed and with a new potential independent director about the possibility of her joining the Board.

In connection with her resignation, Dr. Beck indicated her belief that she was doing so for "constructive discharge" as such term is defined in her employment agreement. To the extent that this would have been true, Dr. Beck would have been entitled to certain acceleration of vesting of her outstanding options as well as to six months severance pay that she would otherwise not receive. We believe that Dr. Beck's claim lacks merit and intend to dispute it vigorously.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 15, 2005

BRAINSTORM CELL THEARAPEUTICS INC.

/s/ Yoram Drucker
--------------------------------------
Name: Yoram Drucker

Title:   Chief Operating Officer
         (Principal executive officer)